UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     August 28, 2006

DSL.net, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32264	06-1510312
(Commission File Number)	(IRS Employer Identification No.)

50 Barnes Park North, Suite 104
Wallingford, CT	06492
(Address of Principal Executive Offices)	(Zip Code)

(203) 284-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

1.    Issuance of Promissory Notes.

As previously reported on its Current Report on Form 8-K dated August 23, 2006, DSL.net, Inc. (the “Company”) entered into a Purchase Agreement with MegaPath Inc. (“MegaPath”) and its wholly owned-subsidiary, MDS Acquisition, Inc. (“Buyer”) on August 22, 2006 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, on August 28, 2006, the Company issued and Buyer purchased, in a private placement, five promissory notes (collectively, the “Notes”) in the aggregate stated principal amount of $15,002,000 for an aggregate purchase price of $13,000,000 in cash. A summary description of the principal terms of the Notes is incorporated herein by reference to the Company’s Current Report on Form 8-K filed August 23, 2006, and the complete text of each Note is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

The Company used the proceeds of the sale of the Notes to satisfy the Company’s current outstanding debt held by DunKnight Telecom Partners LLC and its co-investor Knight Vision Foundation, in the aggregate stated principal amount of $13,000,000, which would have matured on December 4, 2006, through the payment to such investors of the negotiated settlement amount of $12,400,000, plus accrued interest through the settlement date. The Company will use the remainder of the proceeds for general working capital purposes, including payment of transaction fees.

The Purchase Agreement also provides for the issuance and sale subsequent to the closing of additional subordinated secured non-convertible promissory notes (on substantially the same terms as the non-convertible note issued at closing, including the discount), yielding loan proceeds of up to $6,000,000. MegaPath has agreed to cause Buyer to fulfill its obligations under the Purchase Agreement.

2.    Security Agreement.

In connection with the issuance of the Notes, the Company granted Buyer a continuing security interest in substantially all of the Company’s assets pursuant to a Security Agreement dated August 28, 2006 (the “Security Agreement”). The complete text of the Security Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein. Buyer’s security interest is subordinated to the security interest of Laurus Master Fund, Ltd. (“Laurus”) in the Company’s accounts receivables, which secures the Company’s outstanding indebtedness to Laurus under the Company’s 2004 secured note and warrant financing with Laurus, pursuant to the terms of a Subordination Agreement by and among Laurus, Buyer, and the Company, also dated August 28, 2006, the form of which was filed as an exhibit to the Purchase Agreement with the Company’s previous Current Report on Form 8-K dated August 23, 2006. The Company is subject to various restrictive covenants under the Security Agreement for so long as the Notes are outstanding, including, subject to certain exceptions, prohibitions on certain dispositions, the incurrence of additional indebtedness, distributions or dividends on its shares of capital stock, the issuance of shares of capital stock or securities convertible into shares of capital stock, and mergers or acquisitions.

3.    Executive Compensation Agreements.

As a condition to Buyer’s investment, per Buyer’s direction, the Company entered into executive compensation agreements with the Company’s three current executive officers, including David F. Struwas, President and Chief Executive Officer, providing for supplemental retention compensation and, for all such officers except Mr. Struwas, who is afforded severance under his existing employment agreement with the Company, severance benefits. Under the terms of these arrangements, each of the three officers is entitled to receive a one-time, lump-sum retention bonus equal to three months of their current base salary, less applicable withholdings, provided such officer remains employed by the Company on February 28, 2007. In addition, the severance agreements provide the applicable parties with a lump-sum payment in an amount equal to six months of current base salary, plus six months of COBRA costs for the officer as an individual, in the event such officer is terminated without “cause” or quits for “good reason,” each as defined in the agreements, provided such officer has executed a release in favor of the Company. The complete text of each such agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

Section 1 (“Issuance of Promissory Notes”) of Item 1.01, above, is incorporated herein by reference. The Notes are subject to acceleration upon the occurrence of an Event of Default, as defined in the Security Agreement, subject to certain cure rights, including in pertinent part the following defaults: (i) a payment default under any Note; (ii) a failure to issue shares of Company common stock upon conversion of any Note; (iii) breach of any Company representation, warranty or covenant; (iv) the occurrence of a bankruptcy event with respect to the Company; or (v) a change in control of the Company, other than one involving Buyer.

Item 3.02	Unregistered Sales of Equity Securities.

Section 1 (“Issuance of Promissory Notes”) of Item 1.01, above, is incorporated herein by reference. The Notes were issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, based on customary factors including the following: the conduct of the offering not involving any general solicitation or advertising, the “accredited investor” status and (in addition to such status) the investment sophistication and financial means of Buyer, its ability to bear the risks involved, the fact that Buyer required the Company to make representations about the Company’s business, the fact that the Company made available to Buyer all materials relating to the Company’s business, finances and operations that it requested and afforded it the opportunity to ask questions about such matters, and the steps the Company took to ensure that Buyer was not an underwriter, including without limitation imposing resale restrictions on the Notes and the underlying shares.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In fulfillment of a closing condition under the Purchase Agreement, and not as a result of a disagreement with the Company, two of the Company’s directors, Robert G. Gilbertson and Keir Kleinknecht, resigned from their positions on August 28, 2006. At the same time, the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Company’s Board, appointed Paul Milley and Emerson Walters (the “New Directors”), two members of MegaPath management, to fill those vacancies, effective upon closing of the financing transaction. The New Directors were designated by Buyer pursuant to the Purchase Agreement. The Board of Directors of the Company also authorized an anticipated increase to the size of the Board of Directors of the Company from five (5) to seven (7) members following the Board’s fixing of a record date for the Company’s upcoming stockholders meeting, and agreed to appoint two additional Buyer representatives to fill those newly created vacancies upon Buyer’s request, provided Buyer then holds a majority of the voting power of the Company’s voting capital stock. The Board of Directors of the Company, upon recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Paul J. Keeler, a long standing member of the Board’s Audit Committee, as the new chairman of the Audit Committee, replacing Mr. Gilbertson in such capacity. Prior to the subject transaction, the Company had no material relationship with MegaPath, Buyer or any of MegaPath’s designated director representatives.

Item 7.01	Regulation FD Disclosure.

On August 29, 2006, the Company issued a press release announcing the closing of the MegaPath financing and the sale of the Notes. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

The exhibits listed in the exhibit index following the signature page are filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSL.NET, INC.

Date: August 29, 2006
By: /s/ Marc R. Esterman
Name: Marc R. Esterman
Title: S.V.P. - Corporate Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document
10.1	Convertible Promissory Note (the “First Convertible Note”) dated August 28, 2006 by and between the Company and MDS Acquisition, Inc.
10.2	Convertible Promissory Note (the “Second Convertible Note”) dated August 28, 2006 by and between the Company and MDS Acquisition, Inc.
10.3	Convertible Promissory Note (the “Third Convertible Note”) dated August 28, 2006 by and between the Company and MDS Acquisition, Inc.
10.4	Convertible Promissory Note (the “Fourth Convertible Note”) dated August 28, 2006 by and between the Company and MDS Acquisition, Inc.
10.5	Non-Convertible Promissory Note dated August 28, 2006 by and between the Company and MDS Acquisition, Inc.
10.6	Security Agreement dated August 28, 2006 by and between the Company and MDS Acquisition, Inc.
10.7†	Retention Agreement dated August 28, 2006 between the Company and David F. Struwas.
10.8†	Form of Retention & Severance Agreement dated August 28, 2006 between the Company and the executive officers identified therein.
99.1	Press Release dated August 29, 2006.

†   Indicates a management contract or any compensatory plan, contract or arrangement.